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April 11, 2005


Loudeye Corp.
1130 Rainier Avenue South
Seattle, Washington 98144


      Re:   Registration Statement on Form S-1 for Loudeye Corp.
            31,700,646 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

      We have acted as special counsel to Loudeye Corp., a Delaware corporation (the "COMPANY"), in connection with the registration of up to 31,700,646 shares of common stock, $0.001 par value per share (the "SHARES"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") on the date hereof ( the "REGISTRATION STATEMENT"). The Shares consist of 26,660,664 shares of common stock of the Company issued and outstanding as of the date hereof (the "ISSUED SHARES"), and 5,040,002 shares of common stock of the Company (the "WARRANT SHARES") issuable upon exercise of certain warrants (the "WARRANTS"). Of the Shares (i) 6,306,218 were issued by the Company in December 2004 and February 2005 to certain former shareholders of On Demand Distribution Limited, a privately held company organized under the laws of the United Kingdom ("OD2"), (ii) 5,040,002 are issuable in the future upon the exercise of the common stock purchase warrants issued in connection with the Company's private placement in December 2004 (the "PRIVATE PLACEMENT"),
(iii) 16,800,007 were issued in connection with the Private Placement, and (iv) 3,554,419 were issued by the Company in March 2005 to certain former shareholders of OD2.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

      As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

      We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof:

      1. The Issued Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued, are fully paid and are nonassessable.
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LOUDEYE CORP.
APRIL 11, 2005
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[LATHAM & WATKINS LLP LOGO]


      2. The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and assuming that the full consideration for each share issuable upon exercise of each of the Warrants is received by the Company in accordance with the terms of such Warrant, the Warrant Shares issuable upon exercise of the Warrants, when issued, will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Latham & Watkins LLP